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                                                                EXHIBIT 10.50

                                                                Lease No. 940118


                            LEASE INTENDED AS SECURITY ("Lease") dated as of
                   December 8, 1994, between BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, A NATIONAL BANKING ASSOCIATION with an office at Four Embarcadero Center, Suite 1200, San Francisco, California, 94111 ("Lessor") and FARAH U.S.A., INC., a Texas corporation, with its principal office at 8889 Gateway West, El Paso, Texas, 79925 ("Lessee").


         Lessor agrees to acquire, lease and sell to Lessee and Lessee agrees to hire and purchase from Lessor certain personal property (the "Units" and individually a "Unit") described in the Appendix to the Lease (the "Appendix") attached hereto and made a part hereof, on the terms and conditions set forth herein and in the Appendix.


Section 1.  PROCUREMENT, DELIVERY AND ACCEPTANCE.

         1.1 Lessee has ordered or shall order the Units pursuant to one or more purchase orders or other contracts of sale ("Purchase Agreements" and individually a "Purchase Agreement") from one or more vendors ("Vendors" and individually a "Vendor"). Before the earlier of the time title to any Unit is transferred by the applicable Vendor or the date Lessee receives the Unit, Lessee shall assign to Lessor all the right, title and interest of Lessee in and to the applicable Purchase Agreement as it relates to the Unit by executing and delivering to Lessor a Purchase Agreement Assignment substantially in the form of Exhibit A. The Delivery Date of each Unit shall be the date on which the Unit is received by Lessee or if the Unit requires installation and testing, the date such installation and testing is completed and the Unit is accepted by Lessee. Lessor agrees to accept the assignment and, subject to
Section 1.2, assume the obligations of Lessee under the Purchase Agreement to purchase and pay for the Unit, but no other duties and obligations thereunder. Nevertheless, Lessee shall remain liable to Vendor in respect of its duties and obligations in accordance with the Purchase Agreement. Lessee represents and warrants in connection with the assignment of any Purchase Agreement that (a) Lessee has the right to assign the Purchase Agreement, (b) the right, title and interest of Lessee in the Purchase Agreement so assigned is and shall be free from all claims, liens, security interests and encumbrances, (c) Lessee will warrant and defend the assignment against claims and demands of all persons and
(d) the Purchase Agreement contains no conditions under which Vendor may reclaim title to any Unit after delivery, acceptance and payment therefor.

         1.2 The obligation of Lessor to pay for each Unit is subject to the following conditions:

                 (a) Lessee shall have accepted the Unit on its Delivery Date and delivered the Acceptance Certificate required under Section 1.3;

                 (b) its Delivery Date shall be during the Utilization Period set forth in the Appendix;

                 (c) there shall exist no Event of Default nor any event which, with notice or lapse of time or both, would become an Event of Default (a "Default");

                 (d) no material adverse change in Lessee's or any guarantor's financial condition shall have occurred since the date hereof; and

                 (e)      satisfactory resolution of any environmental issues.

         If any of the foregoing conditions is not met with respect to any Unit, Lessor shall assign to Lessee all the right, title and interest of Lessor in and to the Unit and any Purchase Agreement theretofore assigned to Lessor as it relates to the Unit.

         1.3 Lessee shall execute and deliver to Lessor, within 15 days of the Delivery Date of each Unit accepted by Lessee, an Acceptance Certificate in the form of Exhibit B (a "Certificate") confirming the Delivery Date of the Unit and the acceptance of the Unit as of its Delivery Date. Each Certificate shall be accompanied by the original invoice relating to any Unit covered by the Certificate.





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         1.4     As soon as possible, but no later than the first assignment by
Lessee of a Purchase Agreement hereunder (or, in the case of a sale and leaseback, the first Delivery Date), Lessee shall, at its sole expense deliver to Lessor (but in the case of (c) and (d.2) below, Lessor shall obtain, at Lessee's expense, subject to Section 19 hereof) the following documents, in form and substance satisfactory to Lessor:

                 (a) evidence of Lessee's and any Guarantor's authority to enter into and perform its obligations under this Lease and of the incumbency of the person or persons authorized to execute and deliver this Lease and any other agreement or document required hereunder, including specimen signatures of such persons;

                 (b) certificates of insurance, including loss payable and other endorsements complying with, or other evidence acceptable to Lessor that Lessee has complied with,
                          Section 7;

                 (c) an Intercreditor Agreement, in the form of Exhibit E duly executed by Congress Financial Corporation (Southwest) and Lessor;

                 (d) UCC financing statements executed by Lessee together, at Lessor's option, with certificates of filing officers as to the non existence of any prior UCC filings for Units located in Texas, verification of Lessor's first lien position of all of Lessee's equipment, machinery, computers and computer hardware, vehicles, tools, dies, jigs, furniture, and trade fixtures owned by Lessee as of the date of the Lease ("Equipment"), subordination by Congress Financial Corporation (Southwest) in the Equipment, and second lien position on all accounts receivable and Lessee's pledge of sixty six percent (66%) of the issued and outstanding shares of capital stock in Dimmit Industries, S.A. de C.V. and Touche Industrial, S.A. de C.V.;

                 (e) 1) opinion(s) of counsel, substantially in the form of Exhibit(s) D-1, D-2 and D-3 and 2) Lessor's Texas, Mexico and Costa Rican counsel will deliver opinions satisfactory to Lessor confirming Lessor's interest in the Units and satisfaction of any other filing, recording and registration requirements of the Lease deemed appropriate by Lessor;

                 (f) an Agreement and Consent to Removal substantially in the form of Exhibit F for Units to be located in Texas;

                 (g) a guaranty of Farah Incorporated, Value Slacks, Inc. and Farah International, Inc., substantially in the form of Exhibit G;

                 (h) security agreements, pledge agreements and any other documents reasonably necessary to grant to Lessor and perfect Lessor's security interest in the Collateral described in the Appendix;

                 (i) documentation satisfactory to Lessor to be filed, as deemed appropriate by Lessor, at Lessee's expense, in appropriate locations in Mexico, Costa Rica and Texas establishing Lessor's first priority right, title and interest to the Units under the laws of the respective jurisdictions, including but not limited to the right to repossess and sell the Units if an Event of Default has occurred and is continuing;

                 (j) assignment, in form and substance satisfactory to Lessor, of Piedras Negras, Mexico facility leases for the locations of the Units;

                 (k) copies of maquiladora agreements satisfactory to Lessor for the facilities in which the Units will be located;





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                 (l)      a commodatum agreement executed by Lessee, Radco
                          Sportwear, Inc. and each maquiladora, in form and substance satisfactory to Lessor, to be filed in such jurisdictions as deemed appropriate by Lessor;

                 (m) a declaration, executed by Lessee and each of Lessee's subsidiaries in Costa Rica using the Units, in form and substance satisfactory to Lessor;

                 (n) any other documents specified in the Appendix and such other documents as Lessor may reasonably request.


Section 2.  TERM, RENT AND PAYMENT.

         2.1 The term of this Lease as to each Unit shall commence upon its receipt and acceptance by Lessee and continue as specified in the Appendix.

         2.2 Lessee shall pay to Lessor rent for each Unit as described in the Appendix and in the amounts and at the times set forth in the Schedule to Acceptance Certificate in the form of Exhibit C (the "Schedule").

         2.3 Rent and all other sums due Lessor hereunder shall be paid at the office of Lessor set forth below unless otherwise specified by Lessor.

         2.4 This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of rent or any setoff against rent, whether arising by reason of any past, present or future claim of any nature by Lessee against Lessor or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessor or Lessee be otherwise affected by reason of (a) any defect in, damage to, loss of possession or use or destruction of any Unit, however caused, (b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party to any Unit, (c) any prohibition or restriction of or interference with Lessee's use of any Unit by any person or entity, (d) the insolvency of or the commencement by or against Lessee of any bankruptcy, reorganization or similar proceeding, or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all rent and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated pursuant to the express provisions of this Lease.

         2.5 Subject to Section 19 hereof, payments shall be applied in the following order: (a) expenses, including allocated time charges of internal counsel for Lessor and any other attorneys' fees; (b) interest on late payments; and (c) rent and all other sums due hereunder. Payments shall be evidenced by entries in records maintained by Lessor which shall be conclusive.


Section 3.  WARRANTIES.

         LESSEE ACKNOWLEDGES AND AGREES THAT (A) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (B) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (C) LESSOR IS NOT A MANUFACTURER THEREOF NOR A DEALER IN PROPERTY OF SUCH KIND AND (D) LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, CONDITION, QUALITY, DESCRIPTION, DURABILITY, FITNESS FOR PURPOSE OR SUITABILITY OF ANY UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE. Lessor hereby assigns to Lessee, to the extent assignable, any warranties, covenants and representations of Vendor with respect to any Unit, but any action taken by Lessee by reason thereof shall be at Lessee's expense and shall be consistent with Lessee's obligations under Section 2.





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         In addition, if such warranties, covenants or representations are not assignable, to Lessee, then Lessor shall upon written request of Lessee pursue any and all remedies available against a vendor of a Unit, to the extent requested by Lessee; provided however, any costs or expenses incurred by Lessor to pursue such remedies shall be borne by Lessee. Lessor and Lessee shall cooperate to coordinate the pursuit of such remedies.

Section 4.  POSSESSION, USE AND MAINTENANCE.

         4.1 Lessee shall not (a) use, operate, maintain or store any Unit improperly, carelessly or in violation of any applicable law or regulation of any government authority, (b) abandon any Unit, (c) sublease any Unit or permit its use by anyone other than Lessee or an entity operating pursuant to a maquiladora agreement and has satisfied the requirements in Section 1.4 without the prior written consent of Lessor, not to be unreasonably withheld, (d) permit any Unit to be removed from the location specified in the Certificate without the prior written consent of Lessor, (e) affix or place any Unit to or on any other personal property or any real property without first obtaining and delivering to Lessor such waivers as Lessor may reasonably require to assure Lessor's legal title and security interest and right to remove the Unit free from any lien, encumbrance right of distraint or any other claim that may be asserted by any third party, or (f) sell, assign or transfer, or directly or indirectly create, incur or suffer to exist any lien, claim, security interest or encumbrance of any kind on any of its rights hereunder or in any Unit. Notwithstanding the foregoing, Lessee may grant a second priority security interest in the Units to Congress Financial, Inc. provided that Lessor is granted a second priority security interest in collateral securing obligations owed by the Lessee to Congress Financial Corporation (Southwest) as set forth in Section N of the Appendix and the Intercreditor Agreement.

         4.2 Lessee shall at its expense at all times during the term of this Lease maintain the Units in good operating order, repair, condition and appearance and in accordance with the manufacturer's recommended procedures, normal wear and tear excepted.

         4.3 Lessee shall not alter any Unit or affix or place any accessory, equipment or device on any Unit if such alteration or addition would impair any applicable warranty or the originally intended function or use or reduce the value of the Unit. All repairs, parts, accessories, equipment and devices furnished, affixed or installed to or on any Unit, excluding temporary replacements, shall thereupon become subject to the security interest of Lessor.

         4.4 If Lessor supplies Lessee with labels, plates or other markings stating that the Units are leased from Lessor, Lessee shall affix and keep the same on a prominent place on the Units during the term of this Lease.

         4.5 Upon reasonable prior notice to Lessee, Lessor and its designees shall have the right at all reasonable times to inspect any Unit, observe its use and inspect records related thereto.


Section 5.  GENERAL TAX INDEMNITY.

         5.1 Lessee shall pay or reimburse Lessor for, and indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording or registration fees), and all sales, use, gross receipts, property, occupational, value-added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions"), arising at any time before or during the term of this Lease, or upon any termination of this Lease or return of the Units to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority on or with respect to (a) any Unit, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, transportation, return, sale, transfer of title or other disposition thereof, (c) the rents, receipts, or earnings arising from any Unit or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state thereof or by any foreign country or foreign or international taxing authority, except to the extent such taxes arise solely as a result of this Lease or any payment made hereunder, or the presence of any Unit in such foreign country, but not excluding any such net income taxes





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that by the terms of the statute imposing such tax expressly relieve Lessee or
Lessor from the payment of any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify.

         5.2 Lessee shall pay on or before the time or times prescribed by law any Impositions (as defined in Section 5.1) (except any Impositions excluded by Section 5.1), but Lessee shall have no obligation to pay any such Imposition while Lessee is contesting such Imposition in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the opinion of Lessor, adversely affect the title, property, use, disposition or other rights of Lessor with respect to the Units. If any Impositions (except any Imposition excluded by Section 5.1) is charged or levied against Lessor directly and paid by Lessor, Lessee shall reimburse Lessor on presentation of an invoice therefor.

         5.3 If Lessor is not entitled to a corresponding and equal deduction with respect to any Imposition Lessee is required to pay or reimburse under Section 5.1 or 5.2 and the payment or reimbursement constitutes income to Lessor, then Lessee shall also pay to Lessor the amount of any Imposition Lessor is obligated to pay in respect of (a) such payment or reimbursement by Lessee and (b) any payment by Lessee made pursuant to this Section 5.3.

         5.4 Lessee shall prepare and file, in a manner satisfactory to Lessor, any reports or returns required with respect to any Impositions with respect to this Lease and the Units. Lessee shall furnish on Lessor's request COPIES OF reports or returns so filed.

         5.5 Notwithstanding Section 5.1, Lessor will bear the responsibility for withholding taxes on interest income imposed by Mexican and /or Costa Rican tax authorities, if any, to the extent that such taxes are imposed at a rate of less than 5% of the interest portion of any payment made under the Lease. Any such taxes shall reduce the amount of any payment due hereunder to Lessor that is subject thereto.

                 To the extent that such taxes are imposed at a rate which equals or exceeds 5% of the interest portion of any payment made under the Lease, Lessee will bear the responsibility for all taxes (including any additional amounts which Lessor specifies as necessary to preserve its after-tax yield on the transaction), referred to hereafter as "Additional Amounts"). Any such taxes shall not reduce the amount of any payment due hereunder to Lessor that is subject thereto.

                 Regardless of the rate at which such withholding taxes are imposed, Lessee will pay the full amount of such taxes to the relevant taxing or other authority in accordance with applicable law. Lessee will bear the responsibility for all penalties, interest and other costs associated with any failure by Lessee to pay such taxes in accordance with applicable law. Lessor will have complete control over any administrative or judicial contest of whether any such taxes are lawfully imposed on any payment under the Lease.

                 Lessee will bear the responsibility for all transfer, documentary or similar taxes arising from or relating to the Units.

                 Within thirty (30) days after the date of payment for any withholding taxes imposed on any payment under the Lease (regardless of the rate at which such taxes are imposed, or whether the taxes are imposed on interest), Lessee shall provide Lessor with original tax receipts, certified copies of tax receipts, or other documentation acceptable to Lessor (together, "Tax Payment Documentation"), for all such taxes paid by Lessee pursuant to this Section (regardless of whether Lessor or Lessee bears the responsibility for the taxes).

                 To the extent that such taxes are imposed at a rate of less than 5% of the interest portion of any payment made under the Lease, Lessee will bear the responsibility for any such taxes with respect to which Lessee fails to provide Lessor with Tax Payment Documentation. Lessee shall pay Lessor the amount of any such taxes upon demand.

         5.6 Upon the request of Lessee, Lessor agrees to provide Lessee with an annual statement by a responsible officer of Lessor that identifies the extent to which, if any, Lessor is able to obtain a current (including foreign tax credits attributable to prior years) U.S. tax benefit as a result of foreign tax credits relating to the





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withholding taxes described in Section 5.5, to the extent such taxes are imposed at a rate which equals or exceeds 5% of the interest portion of any payment made under the Lease. Such statement shall be provided within 30 days of Lessee's request, but in no event not earlier than October 15 of the year following the year to which the statement relates. Lessor's determination of any such tax benefit will be in its sole discretion, subject to good faith, and will be binding upon Lessee. Lessee will have no right to review such determination.

                 If Lessor determines that it is able to obtain such a U.S. tax benefit, Lessor will pay Lessee the amount of that tax benefit (plus any Additional Amounts received from Lessee pursuant to Section 5.5, with respect to any foreign taxes which gave rise to such tax benefit).

         5.7 Without prejudice to the survival of any other agreement of Lessee under the Lease, the agreements and obligations of Lessee and Lessor contained in Section 5 shall survive the payment in full of all amounts due under the Lease, including but not limited to the obligation of Lessor in
Section 5.6 to pay to Lessee a U.S. tax benefit for foreign tax credits in taxable years occurring during the term of the Lease.

         5.8 Lessor hereby represents and warrants that it qualifies with the Mexican tax authorities as a financial institution eligible to receive interest payments from sources within Mexico subject to Mexican withholding tax at a rate of 4.9%, with respect to interest payments on or before December 31, 1995.


Section 6.  RISK OF LOSS; WAIVER AND INDEMNITY.

         6.1 If any Unit is worn out, lost, stolen, destroyed or irreparably damaged, from any cause whatsoever, or taken or requisitioned by condemnation or otherwise (any such occurrence being hereinafter called a "Casualty Occurrence") before or during the term of this Lease as to such Unit, Lessee shall give Lessor prompt notice thereof. On the first rent payment date after the Casualty Occurrence or, if there is no such rent payment date, 30 days after the Casualty Occurrence, Lessee shall pay to Lessor an amount equal to the then "Balance Due" (as hereinafter defined) for the Unit plus any termination charges and interest on late payments required under the Appendix ("Other Charges"). The Balance Due for each Unit is the sum of

                 (a) any and all amounts with respect to such Unit which under the terms of this Lease may be then due (other than any Other Charges) or which may have accrued to such payment date (computing the rent for any number of days less than a full rent period by multiplying the rent for such rental period by a fraction of which the numerator is such number of days and the denominator is the total number of days in such full rent period); plus

                 (b) before the Base Date for such Unit as set forth in the Appendix, the amount Lessor is obligated to pay for such Unit, and thereafter, the sum of (i) the present value, as of such payment date, of the entire unpaid balance of all rent for such Unit that would otherwise have accrued hereunder from such payment date to the end of the term of this Lease as to such Unit and (ii) the present value, as of such payment date, of the amount of the mandatory or optional payment required or permitted to be paid by Lessee to Lessor at the end of the term of this Lease in accordance with the Appendix.

         Present values are to be computed in each case by discounting at the Implicit Interest Rate set forth in the Appendix.

         Upon the making of such payment by Lessee in respect of any Unit, the rent for the Unit shall cease to accrue, the term of this Lease as to such Unit shall terminate and Lessee shall be entitled to possession of such Unit. If Lessor receives the Balance Due and Other Charges for a Unit, Lessee shall be entitled to the proceeds of any recovery in respect of the Unit, from insurance or otherwise, and Lessor, subject to the rights of any insurer insuring the Units as provided herein, shall execute and deliver, to Lessee, or to its assignee or nominee, a bill of sale (without representations or warranties except that the Unit is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Unit, and such other





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documents as may be required to release the Unit from this Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense. Except as provided in this Section 6.1, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty Occurrence to any Unit before or during the term of this Lease with respect to the Unit.

         6.2 Lessee shall indemnify, reimburse and hold Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each an "Indemnified Person") harmless from, any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, environmental liability, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suites judgments or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, taking or foreclosure of a security interest in, or the ownership, delivery, condition, lease, assignment, storage, transportation, possession, use, operation, return, repossession, sale or other disposition of, any Unit, before or during the term of this Lease as to the Unit, (b) any alleged or actual defect in any Unit (whether arising from the material or any article used therein, the design, testing, use, maintenance, service repair, or overhaul thereof or otherwise) regardless of when such defect is discovered or alleged, whether or not the Unit is in Lessee's possession and no matter where it is located or (c) this Lease or any other related document, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby. Lessee waives and releases each Indemnified Person from any claim now or hereafter existing except any wilful misconduct or gross negligence on the part of Lessor.

Section 7.  INSURANCE.

         Lessee, at its own cost and expense, shall keep each Unit insured against all risks, in no event for less than the amount set forth in Section
6.1 with respect to such Unit(provided, however, Lessee's insurance coverage may allow for a deductible of $100,000), and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor and Lessee as insureds and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days prior written notice to Lessor (10 days in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor and shall not be invalidated by the action or inaction of Lessee or any other person. All insurance shall contain a "breach of warranty" provision satisfactory to Lessor, and shall provide that all amounts payable by reason of loss or damage to the Units shall be payable solely to Lessor.

Section 8.  DEFAULTS; REMEDIES.

         8.1 The following shall constitute events of default ("Events of Default") hereunder:

                 (a) Lessee fails to make any payments to Lessor when due hereunder and such failure is not cured within 3 days of the date due;

                 (b) any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made;

                 (c) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder and such failure continues for 10 days after written notice thereof to Lessee;

                 (d) any default occurs under any other agreement for borrowing money or receiving credit in excess of $2 million under which Lessee or any guarantor or general partner of Lessee may be obligated as borrower or guarantor, if such default consists of the failure to pay any





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
                          indebtedness when due or if such default gives the holder of the indebtedness the right to accelerate the indebtedness;

                 (e) Lessee, any guarantor of this Lease makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

                 (f) Any involuntary petition is filed under any bankruptcy statute against Lessee, any guarantor of this Lease, or any receiver, trustee, custodian or similar official is appointed to take possession of the properties of Lessee, any guarantor of this Lease, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of the filing or appointment; or

                 (g) Lessee, any guarantor of this Lease liquidates, dissolves, dies or enters into any partnership, joint venture, (other than in its ordinary course of business) consolidation, merger, or other combination, or sells, leases or dispose of a substantial portion of its business or assets.

         8.2     If any Event of Default occurs, Lessor, at its option, may:

                 (a) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or

                 (b) by notice in writing to Lessee terminate this Lease, whereupon Lessee shall remain liable as hereinafter provided, and Lessor may, at its option, do any one or more of the following: (i) declare the aggregate Balance Due with respect to the Units and all Other Charges immediately due and payable and recover any damages and expenses in addition thereto Lessor sustains by reason of the breach of any covenant, representation or warranty contained in this Lease other than for the payment of rent; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any of the Units may be and take possession of all or any of such Units; and (iv) require Lessee to return the Units as provided in
                          Section 9.

         8.3 Lessor shall have any and all rights given to a secured party by law, and may, but is not required to, sell the Units in one or more sales. Lessor may purchase at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of the Units, or at public or private auction, are all commercially reasonable. The proceeds of such sale shall be applied in the following order: First, to the reasonable expenses of retaking, holding, preparing for sale and selling, including the reasonable allocated time charges, costs and expenses of internal counsel of or for Lessor and any other reasonable attorneys' fees and expenses incurred by Lessor; Second, to the amounts, except those specified below, which under the terms of this Lease are due or have accrued; Third, to late charges; and Fourth, to the aggregate Balance Due. Any surplus shall be paid to the person or persons entitled thereto. If there is a deficiency, Lessee will promptly pay the same to Lessor.

         8.4 Lessee agrees to pay all reasonable allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees, expenses or out-of-pocket costs incurred by Lessor in enforcing this Lease.

         8.5 The remedies hereunder provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity.

         8.6 If Lessee fails to perform any of its agreements contained herein, Lessor may perform such agreement, and Lessee shall pay the reasonable expenses incurred by Lessor in connection with such performance, upon demand.

Section 9.  RETURN OF UNITS.

         If Lessor rightfully demands possession of any Unit pursuant to this Lease or otherwise, Lessee, at its expense, shall forthwith deliver possession of the Unit to Lessor, together with its manuals and maintenance records, at the option of Lessor (a) by delivering the Unit, appropriately protected and in the condition required by Section 4, to Lessor [at such place as may be specified by Lessor within the state in which the Unit was originally delivered in the United States or (b) by loading the Unit, appropriately protected and in the condition required by Section 4, on board such carrier as Lessor shall specify and shipping the same, freight collect, to the destination designated by Lessor.

Section 10.  ASSIGNMENT.

         Lessor may at any time assign or transfer all or any of the right, title or interest of Lessor in and to this Lease, and the rights, benefits and advantages of Lessor hereunder, including the rights to receive payment of rent or any other payment hereunder and Lessor's title to the Units and any and all obligations of Lessor in connection herewith. Lessor may disclose to any potential or actual assignee or transferee any information in the possession of Lessor or any Affiliate relating to Lessee or this Lease, provided however that prior to disclosing any non-public information, Lessor will require such assignee or transferee execute a Confidentiality Agreement substantially in the form of Exhibit J. Any such assignment or transfer shall be subject and subordinate to this Lease and the rights and interests of Lessee hereunder. NO ASSIGNMENT OF THIS LEASE OR ANY RIGHT OR OBLIGATION HEREUNDER MAY BE MADE BY LESSEE OR ANY ASSIGNEE OF LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.


Section 11.  OWNERSHIP, SECURITY INTEREST AND FURTHER ASSURANCES.

         Unless assigned by Lessor, or applicable law otherwise provides, title to and ownership of the Units shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of its obligations hereunder. Lessee hereby grants to Lessor a continuing security interest in the Units to secure the payment of all sums due hereunder. Lessee confirms there is no pending litigation, tax claim, proceeding or dispute that may have a material adverse effect on its financial condition or impair its
ability to perform its obligations hereunder.   Lessee will, at its expense,
maintain its legal existence in good standing and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to and security interest in the Units and Lessor's rights and benefits under this Lease.


Section 12.  LATE PAYMENTS.

         Lessee shall pay to Lessor, on demand, interest at the rate set forth in the Appendix on the amount of any payment not made when due hereunder from the date due until payment is made.


Section 13.  EFFECT OF WAIVER.

         No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

Section 14.  SURVIVAL OF COVENANTS.

         All obligations of Lessee under Sections 1, 2, 4, 5, 6, 8, 9, 11 and 12 shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.


Section 15.  APPLICABLE LAW; SEVERABILITY.

         This Lease shall be governed by and construed under the laws of California, to the jurisdiction of which, and of federal courts in California, the parties hereto submit. If any provision hereof is held invalid, the remaining provisions shall remain in full force and effect.


Section 16.  FINANCIAL INFORMATION.

         Lessee shall, and shall cause any guarantor to, keep its books and records in accordance with generally accepted accounting principles in the case of Farah Incorporated and practices consistently applied in the case of Lessee, Value Slacks, Inc. and Farah International, Inc. and shall, and shall cause any guarantor to, deliver to Lessor such financial statements and information as may be set forth in the Appendix or as Lessor may reasonably request. Credit information relating to Lessee, any guarantor or any general partner of Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns; however, any non-affiliated successors and assigns will execute a Confidentiality Agreement substantially in the form of Exhibit J before Lessor or any of its affiliates disseminates non-public information.


Section 17.  NOTICES.

         All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or five (5) days after it is deposited in the mail, first class postage prepaid, or delivered to an express carrier, charges prepaid, or sent by facsimile (with electronic confirmation) addressed to each party at the address set forth below the signature of such party on the signature page, or at such other address as may hereafter be furnished in writing by such party to the other.


Section 18.  COUNTERPARTS.

         Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.


Section 19.  TRANSACTION COSTS.

         Lessee will reimburse Lessor for any reasonable out-of-pocket costs or expenses incurred in connection with the preparation and negotiation of the lease documents, including but not limited to UCC searches, UCC filing, title searches and title insurance (collectively, the "Out-of-Pocket Expenses". If Lessor uses counsel in connection with negotiating, drafting, or any altering any lease documents, Lessee shall reimburse Lessor for any legal expenses of Lessor (including allocated time charges of internal counsel for Lessor) (collectively, the "Legal Expenses"). The Lessee's obligations to reimburse Out-of-Pocket Expenses and Legal Expenses is limited to $25,000.00. The foregoing legal expenses will be capitalized by Lessor under a Schedule.

Section 20.  EFFECT AND MODIFICATION OF LEASE.

         This Lease and the Appendix to the Lease exclusively and completely state the rights of Lessor and Lessee with respect to the leasing of the Units and supersede all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease and Appendix to the Lease shall be valid unless in writing.

                           _________________________
                              (LESSEE'S INITIALS)

         The parties hereto have executed this Lease as of the day and year first above written.


 BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION        FARAH U.S.A., INC.


 By ________________________________________________         By ______________________________________


 Title _____________________________________________         Title ___________________________________


 By ________________________________________________         By ______________________________________


 Title _____________________________________________         Title ___________________________________


                                                             Address:  8889 Gateway West
 Address:  Four Embarcadero Center                                     El Paso, Texas 79925
           Suite 1200
           San Francisco, CA 94111
           Attn:  Contract Administration

Lease No. 940118


                          APPENDIX TO LEASE INTENDED AS SECURITY dated as of DECEMBER 8, 1994 between BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION and FARAH U.S.A., INC.


A.       UNITS.

         The Units to be leased hereunder consist of new and used personal property comprising laundry, sewing, cutting room and pressing equipment and all modifications, replacements and substitutions; provided that Lessor reserves the right to disapprove any equipment for leasing hereunder.


B.       PURCHASE PRICE.

         "Purchase Price" with respect to each Unit means the amount Lessor pays for such Unit. Without the prior written consent of Lessor, the sum of the Purchase Price of all Units leased hereunder shall not exceed $10,000,000.00 (the "Maximum Purchase Price"). Further, the Purchase Price of each Unit shall not exceed, in the case of new equipment, the amount invoiced by Vendor therefor and, in the case of used equipment, the fair market value for similar used equipment, and the aggregate amount of installation, transportation and any applicable sales, use or similar front-end tax which Lessor may agree to pay with respect to any Unit, and any software, licensing and similar costs, shall not exceed 20% of the total Purchase Price for the Unit.

         Lessor retains the exclusive right, on a best efforts basis, to locate entities to participate in an additional $10 million of equipment financing under this Lease, thereby increasing the Maximum Purchase Price to up to $20 million to be financed hereunder. This right will expire on March 31, 1995. Lessor may cancel its exclusive right prior to March 31, 1995 by written notice to Lessee.

         In no event will any Certificate contain Units with an aggregate Purchase Price of less than $5,000.


C.       TERM.

         The lease term for each Unit shall consist of an Interim Term followed immediately by a Base Term. The Interim Term for each Unit shall commence on, and include, the date the Unit is purchased by Lessor and shall continue until, but not include, its Base Date. The Base Term for each Unit shall commence on, and include, its Base Date and shall continue for 60 months. The Base Date for each Unit shall be a date specified by Lessor, which date shall not be earlier than the Delivery Date and not later than 15 days thereafter. However, if Lessee does not deliver the Certificate to Lessor as required by Section 1.3, Lessor may either terminate this Lease as to such Unit or reschedule the Base Date to the next succeeding month, in which event the provisions of this sentence shall continue to apply.

D.       UTILIZATION PERIOD.

         All Delivery Dates for Units leased hereunder must occur between the date of this Lease and December 31, 1995, inclusive, which date may be extended by Lessor by notice to Lessee (the "Utilization Period").


E.       LOCATION.

         The Units shall be located in the state of Texas, Piedras Negras and Chihuahua, Mexico, and San Jose and Cartoga, Costa Rica, and on the Certificate relating to each Unit shall set forth the city, county, state, and country, as applicable, in which such Unit is to be principally located.


F.       RENT.


         1. Interim Rent: Lessor agrees to advance funds for the purchase of a Unit before its Delivery Date if, with respect to each advance, Lessee executes and delivers to Lessor, a Request for Advance substantially in the form of Exhibit H. With respect to each such advance, Lessee shall pay rent ("Interim Rent") for each day of the Interim Term for each Unit ("Interim Rent") at a daily rate equal to the daily equivalent of the Implicit Interest Rate in effect on the date Lessor advances funds (the "Funding Date"), computed on the amount of the advance. In any event, Lessee shall pay rent ("Interim Rent") for each Unit for each day of the Interim Term for the Unit at a daily rate equal to the daily equivalent of the Implicit Interest Rate in effect on the date the Unit is purchased by Lessor (the "Funding Date"), computed on the amount paid by Lessor.

         Interim Rent shall be payable when billed by Lessor. Interim rent is determined, in part, on the basis of a 360-day year and actual days elapsed which results in a higher rent than if a 365-day year is used.

         2. Base Rent. Lessee shall pay rent ("Base Rent") for each Unit during the Base Term in arrears in 20 consecutive quarterly installments, with the first such installment due 3 months following the Base Date.

         Each Base Rent installment for the first 3 months of the Base Term of each Unit will be an amount sufficient to amortize the Purchase Price for the Unit over the Base Term down to the Purchase Amount at the Implicit Interest Rate in effect on the Base Date for the Unit.

         On each Adjustment Date, the Base Rent installments will be adjusted to amortize the unamortized portion of the Purchase Price over the remaining Base Term, assuming the Base Rent for the Unit through such Adjustment Date is paid and applied first to interest at the applicable Implicit Interest Rate and then to the amount, at the Implicit Interest Rate in effect on the Adjustment Date.

         "Adjustment Date" shall mean the Base Date and the same date of the month every 3 months thereafter.

         Base Rent is determined, in part, on the basis of a 360-day year and actual days elapsed, which may result in a higher rent than if a 365-day year is used.

G.       IMPLICIT INTEREST RATE.


         The Implicit Interest Rate shall equal the sum of the Index Rate plus
3.1875 percentage points, computed on the basis of a 360-day year, actual days elapsed, which results in more interest than if a 365-day year were used. The Implicit Interest Rate shall be adjusted on each Adjustment Date.

         "Index Rate" with respect to each Unit means the rate of interest at which 3-month U.S. dollar deposits are offered by Bank of America National Trust and Savings Association ("Bank") at its London Branch, London England, to major banks ("LIBOR") at approximately 11:00 a.m. London time two business days before the relevant Adjustment Date. Any Interim or Base Rent indexed to LIBOR shall be subject to further adjustment at any time to reflect any reserve requirements or other charges that may be imposed on Bank by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation, or any other regulatory agency. The Index Rate, as of September 19, 1994, was 5.0625% per annum.


H.       OTHER CHARGES.

         1. Late Payment Charges. The interest rate on late payments shall be 16% per annum computed daily on the basis of a 360-day year and actual days elapsed which results in more interest than if a 365-day year is used.

         2. Termination Charges. Upon any termination of this Lease before the scheduled expiration of the Base Term upon the exercise of any early termination option, a casualty occurrence or a default, in addition to all other amounts to be paid by Lessee, Lessee shall pay Lessor an amount equal to
i) 2% of the Balance Due in the case of (a) the exercise of an early termination option because Lessor's Mexican withholding tax rate equals or exceeds 10% or (b) a default, or ii) 5% of the Balance Due in the event of (c) a casualty occurrence or (d) the exercise of an early termination option for any other reason than (i)(a) above.

I.       EARLY TERMINATION.

         If no Event of Default exists, Lessee may, by notice to Lessor, terminate this Lease with respect to all but not less than all the Units for which the Lease expires on the same date. Such notice shall specify a date (the "Termination Date") with respect to each Unit, not more than 120 and not less than 30 days after such notice is given, which shall be a Base Rent payment date on or after the later of the 24th month of the Base Term or one-half of the Base Term, except that if Lessor's Mexican withholding tax rate equals or exceeds 10%, the Termination Date may be any Base Rent payment date. On the Termination Date, with respect to each Unit Lessee shall pay to Lessor the Balance Due for the Unit computed as of such date and any Other Charges required hereunder. Upon such payment, the obligation of Lessee to pay rent hereunder with respect to the Unit after the Termination Date shall cease, the term for the Unit shall end on the Termination Date, and Lessor shall execute and deliver to Lessee or its assignee or nominee a bill of sale (without representations or warranties except that the Unit is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Unit, and such other documents as may be required to release the Unit from the terms of this Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense.


J.       PURCHASE PROVISION.

         At the end of the lease term for a Unit, as set forth in this Appendix, if this Lease has not been earlier terminated with respect to the Unit, Lessee shall purchase the Unit for an amount equal to 15% of the original Purchase Price of the Unit (the "Purchase Amount").

         Upon Lessee's payment of the Purchase Amount, Lessor shall execute and deliver, to Lessee, or its assignee or nominee, a bill of sale (without representations or warranties except that the Unit is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Unit, and such other documents as may be required to release the Unit from this Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense.


K.       SALE-LEASEBACK

         Section 1.1 shall not be applicable with respect to the Units identified in Annex A to the Bill of Sale. The following provisions shall govern the procurement, delivery and acceptance of such Units:

         1. On a date or dates to be agreed upon by Lessor and Lessee (individually a "Delivery Date"), Lessor will purchase from and lease back to Lessee for an amount equal to the agreed upon value of the Units identified in Annex A to the Bill of Sale, and Lessee will sell to and lease back from Lessor each Unit, but all Delivery Dates for such Units must be during the Utilization Period set forth in this Appendix.

         2. The obligation of Lessor to pay for each Unit is subject to the following additional conditions:

                 (a) On or before its Delivery Date, Lessee shall execute and deliver to Lessor a Bill of Sale in the form of Exhibit I with respect to the Unit, dated that Delivery Date; and

                 (b) Lessor shall receive evidence, satisfactory to Lessor, that each Unit is free and clear of all claims, liens, security interests and encumbrances.


         If any of the foregoing conditions is not met with respect to any such Unit, Lessor shall have no obligation to either Lessee or any third party to pay the purchase price for such Unit.

         Any attempted or purported sale of a Unit by Lessee to Lessor after its Delivery Date shall not be effective whether or not accepted by Lessor and Lessor shall not incur any obligations with respect to the Unit, including the obligation to pay for the Unit.

         3. Lessee represents, warrants and covenants with respect to each Unit that (a) Lessee has the right to sell the Unit as set forth herein, (b) both the Unit and Lessee's right, title and interest in the Unit are, or will be as of its Delivery Date, free from all claims, liens, security interests and encumbrances, (c) Lessee will defend the sale against claims and demands of all persons and (d) the purchase price of the Unit is equal to its fair market value at the time of the sale.


L.       SECURITY.

         Lessee shall grant to Lessor a first perfected security interest in all Equipment of Lessee owned as of the date of the Lease (subject to existing purchase money liens) and a second position security interest in accounts receivable and sixty six percent (66%) of the issued and outstanding shares of capital stock in Dimmit Industries, S.A. de C.V. and Touche Industrial, S.A.
de C.V. pledged to Congress Financial Corporation (Southwest) ("Congress Financial" (the "Collateral") and take such actions as may be necessary or advisable to assure Lessor the applicable security interest in the Collateral, including, but not limited to, execution of a security agreements in the form of Exhibits K, L and M as soon as possible, but no later than the first assignment by Lessee of a Purchase Agreement under this Lease or the first Delivery Date, in the case of a sale and leaseback. The Collateral shall be security for Lessee's obligations under this Lease or any agreement between Lessee and Lessor or Lessor's affiliates. If there is any Event of Default, Lessor may apply the security to cure the default. After any such application, Lessee shall, upon demand, restore the security.

         If the financing currently being provided by Congress Financial should be substantially replaced by financing from the commercial banking division of a national commercial banking institution, Lessee will make a reasonable effort to cause said new financial institution to allow Lessor to have a first lien and pledge of two thirds of issued and outstanding shares of capital stock of Dimmit Industries, S.A. de C.V., Touche Industrial, S.A. de C. V.; provided, Lessor shall permit Lessee to grant such national commercial banking institution a second lien on such stock on such terms which are reasonably acceptable to Lessor. Such reasonable effort by Lessee shall include not making an express offering of such stock to the national commercial banking institution as a condition of such replacement borrowing. The foregoing shall not be deemed to diminish any of Congress Financial's first lien rights in the stock in the event such financing remains with Congress Financial or the ability of lessee to grant such first lien rights to any other financial institution other than the commercial banking division of a national commercial banking institution which provides replacement financing for Congress Financial. Notwithstanding the foregoing, in the event that an uncured Event of Default exists at the time Lessee obtains replacement financing from the commercial banking division of a national commercial banking institution, Lessee will grant a first lien and pledge on the aforesaid stock to Lessor and such other financial institution shall be entitled to a second lien on such stock on such terms which are reasonably acceptable to Lessor.


M.       COMMODATUM.

         Dimmit Industries, S.A. de C.V. and Touche Industrial, S.A. de C.V. will each enter into a Commodatum Agreement (herein so called) with Lessee, Lessor and Radco Sportwear, Inc. in respect of Units to be located in Mexico. The Commodatum Agreements have been prepared for Mexican law purposes to put third parties on notice of Lessor's rights in respect of the Units. The Commodatum Agreements may contain certain rights and remedies of Lessor, or other terms and conditions which conflict with, or are inconsistent with, the rights and remedies of Lessor or other terms and conditions set forth in the Lease. Lessor and Lessee agree that to the extent such rights, remedies, terms or conditions are inconsistent, the provisions of the Lease shall control.


N.       ASSIGNMENT OF LEASE BY DIMMIT INDUSTRIES S.A. DE C.V..

         In connection with the Lease, Dimmit Industries S.A. de C.V. ("Dimmit") has entered into that certain Assignment of Lease (the "Assignment") pursuant to which it has granted Lessor certain rights in leasehold interests in Mexico. Lessor and Lessee acknowledge it is not practical for Mexican law purposes to adequately secure its interest in the Units in Mexico.
Accordingly, Lessor has requested Dimmit to enter into the Assignment to facilitate the ability of Lessor to recover and realize value in the Units located at the premises in Mexico and is not intended to convey to Lessor any value in the leasehold interest as collateral for Lessee's obligations under the Lease. This provision shall not diminish or affect any of Lessor's rights under the Assignment.


O.       FINANCING STATEMENT FOR EQUIPMENT COLLATERAL.

         Lessor shall file a UCC-1 financing statement in connection with the Lease listing as collateral "all Equipment" of Lessee. Lessor and Lessee agree that the security interest granted in this Lease shall only relate to and attach to Equipment owned by Lessee as of the date of this Lease and shall not attach to Equipment acquired by Lessee from and after the date of this Lease ("Future Equipment"). In connection with Lessee's future financing of Future Equipment from lenders other than Lessor (the "Other Lenders"), Lessor agrees to execute and promptly deliver to Lessee, upon Lessee's written request, any and all documents and instruments (including, without limitation, UCC-3 partial releases) reasonably requested by Lessee to enable Lessee to grant to such Other Lenders a first priority security interest in such Future Equipment.

                                                                      EXHIBIT A
                                                                             TO
                                                     LEASE INTENDED AS SECURITY





                          PURCHASE AGREEMENT ASSIGNMENT dated
                 _____________________________, 19__ between FARAH U.S.A.,
                 INC., a ______________________ corporation ("Assignor"), and
                 BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, a national banking association ("Assignee").

                                  INTRODUCTION

         A. Assignor has entered into a purchase agreement #___________, dated ___________________________, 19__ , ("Purchase Agreement") between
Assignor and _______________________________("Vendor"), a copy of which
Purchase Agreement is attached hereto, providing for the sale to Assignor of _______________________ _____________(the "Units").

         B. Assignor desires that Assignee acquire the Units, as delivered, and lease the Units to Assignor under to the terms of a Lease Intended as Security dated as of _____________________________, 19__ between Assignor and Assignee (the "Lease").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement and the Units. Assignee hereby accepts such assignment.

         2. Neither Assignor nor Assignee may amend, modify, rescind, or terminate the Purchase Agreement without the prior express written consent of the other party to this Purchase Agreement Assignment.

         3. It is agreed that, anything herein contained to the contrary notwithstanding, (a) Assignor shall at all times remain liable to Vendor under the Purchase Agreement to perform all the duties and obligations of the purchaser thereunder to the same extent as if this Purchase Agreement Assignment had not been executed, (b) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from its duties or obligations to Vendor under the Purchase Agreement, (c) Assignee shall not be obligated to make any payment to Vendor other than an amount equal to the purchase price of the Units as shown on the Purchase Agreement attached hereto and (d) the obligation of Assignee to purchase the Units is conditioned upon acceptance of the Units by Assignor and the fulfillment by Assignor of the conditions set forth in the Lease.

         4. At any time and from time to time, upon the written request of Assignee, Assignor agrees to promptly and duly execute and deliver any and all such further documents and take such further actions as Assignee may reasonably request in order to obtain the full benefits of this Purchase Agreement Assignment and of the rights and powers herein granted.

         5. Assignor represents and warrants that the Purchase Agreement is in full force and effect and enforceable in accordance with its terms and Assignor is not in default thereunder.

         6. Assignor further represents and warrants that (a) the Assignor may assign the Purchase Agreement without Vendor's consent or, if not assignable, consent has been obtained and is attached hereto, (b) the right, title and interest of Assignor in the Purchase Agreement so assigned is and will be free from all claims, liens, security interests and encumbrances, (c) Assignor will warrant and defend the assignment against lawful claims and demands of all persons, and (d) the Purchase Agreement contains no conditions under which Vendor may reclaim title to any Units after delivery, acceptance and payment therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first written above.

FARAH U.S.A., INC.                      BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                        ASSOCIATION

By ________________________________     By ________________________________


Title _____________________________     Title _____________________________



By ________________________________     By ________________________________



Title _____________________________     Title _____________________________

                                                                       EXHIBIT B
                                                                              TO
                                                      LEASE INTENDED AS SECURITY

                         ACCEPTANCE CERTIFICATE NO.


         Reference is made to the Lease Intended as Security dated as of _______________________________________, 19__ between BANK OF AMERICA NATIONAL
TRUST & SAVINGS ASSOCIATION, as Lessor, and FARAH U.S.A., INC., as Lessee (together with the Appendix thereto, the "Lease"; capitalized terms not otherwise defined herein having the same meanings as in the Lease). The Lease is incorporated herein by reference.

         1. ACCEPTANCE; CONFIRMATIONS. Lessee confirms that (A) the equipment described in Paragraph 2 (the "Units") has been delivered to, is in the possession of and is accepted by Lessee for leasing under, and constitutes "Units" subject to and governed by, the Lease, (B) the Units (i) have been fully inspected by qualified agents of Lessee and are in good order, operating condition and repair, (ii) have been properly installed (subject only to any minor undischarged obligations of suppliers, manufacturers or installers thereof to promptly update and conform the same as provided by their respective agreements and warranties), (iii) meet all recommended or applicable safety standards, (iv) are, as of the Delivery Date set forth below, available for use and service by Lessee and Lessor, and (v) have been marked or labeled showing Lessor's interest in the form and to the extent required by the Lease and (C) Lessee must pay the rent and all other sums provided for in the Lease with respect to such Units.

         2. THE EQUIPMENT.


    Quan-       Manufacturer; Make;                              Seria     Location (Street Address,      Purchase
    tity            Model No.            Description             l No.     City, County, State)             Price
- ------------------------------------------------------------------------------------------------------------------





                                                                 Sales Tax

                                                                 Transportation
                                                                 Installation

                                                                 Total Purchase Price

                                                                 Less Progress Payments

                                                                 Balance Due Vendor

         3. DELIVERY DATE.  The Delivery Date of the Units is
            ____________________________, 19_____.

         4. CHATTEL PAPER COUNTERPARTS. Two counterparts of this Acceptance Certificate have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this ACCEPTANCE CERTIFICATE as of the Delivery Date set forth above.


FARAH U.S.A., INC.                      BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                        ASSOCIATION

By ________________________________     By ________________________________


Title _____________________________     Title _____________________________



By ________________________________     By ________________________________



Title _____________________________     Title _____________________________

                                                                       EXHIBIT C
                                                                              TO
                                                      LEASE INTENDED AS SECURITY


                    SCHEDULE TO ACCEPTANCE CERTIFICATE NO.

         Reference is made to the Acceptance Certificate No. _____ with a Base Date commencing on __________________, 19_____.

         The Funding Date of the Certificate is ______________________________, 19_____.

         TERM. The Term of the Lease with respect to the Units is comprised of an Interim Term that begins on the Delivery Date and continues until ___________, 19___ (the "Base Date") and a Base Term that begins on the Base Date and continues until _________________________, 19___.

         RENT. Lessee agrees to pay Lessor rent for the Units in the total amount of $_________________ (subject to adjustment as provided in the Lease), comprised of Interim Rent of $__________, payable when billed by Lessor and Base Rent payable in 20 consecutive quarterly installments, with the first such installment due three months following the Base Date, each Base Rent installment to be (subject to adjustment as provided in the Lease) $_______________.

         CHATTEL PAPER COUNTERPARTS. Two counterparts of this Schedule to Acceptance Certificate have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this SCHEDULE TO ACCEPTANCE CERTIFICATE as of ______________________________________.


FARAH U.S.A., INC.                      BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                        ASSOCIATION

By ________________________________     By ________________________________


Title _____________________________     Title _____________________________



By ________________________________     By ________________________________



Title _____________________________     Title _____________________________

                                                                       EXHIBIT _
                                                                              TO
                                                      LEASE INTENDED AS SECURITY


                              REQUEST FOR ADVANCE

         Reference is made to the Lease ____________ dated as of ___________ ____ 19,__ between BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION as Lessor and FARAH U.S.A., INC. as Lessee (the "Lease"). All capitalized terms used herein shall have the same meaning as the terms have in such Lease.

         Lessee hereby requests Lessor to make advances to the Vendors in the amounts indicated below and hereby certifies that in accordance with the terms of the Purchase Agreements the requisite amount of equipment has been or will be delivered or the requisite amount of work has been or will be completed so that the Vendors are entitled to progress payments in the amounts specified below. Lessee further confirms that Lessee is obligated to pay any INTERIM Rent provided in the Lease with respect to such advances.

             Amount of                        Date of                   Lessee Purchase Order          Vendor's Name
         Requested Advance               Requested Advance                 Number and Date              and Address
         -----------------               -----------------                 ---------------              -----------





         IN WITNESS WHEREOF, Lessee has executed this Request for Advance on _______________ __________, 19__.


                                    FARAH U.S.A., INC.


                                    By:_________________________________________

                                    Title:______________________________________

                                    By:_________________________________________

                                    Title:______________________________________

                                                                       EXHIBIT _
                                                                              TO
                                                      LEASE INTENDED AS SECURITY


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Name ________________________________
Street
Address______________________________
City,
State, Zip___________________________

_____________________________________________
SPACE ABOVE THIS LINE FOR RECORDER'S USE

             AGREEMENT AND CONSENT TO REMOVAL OF PERSONAL PROPERTY


KNOW ALL MEN BY THESE PRESENTS:

           (i)            The undersigned has an interest
                                        as ___________________________________
                                        (OWNER, MORTGAGE HOLDER, TRUST DEED
                                        HOLDER, LESSOR, SELLER UNDER CONDITIONAL
                                        CONTRACT OF PURCHASE AND SALE)

in the real property, described in Annex 1 (the "Real Property"):




           (ii) FARAH U.S.A., INC. ("Lessee") has entered into or will enter into a Lease Intended as Security with BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("Lessor"); the Lease covers certain personal property (the "Personal Property") which is or will be located upon the Real Property, and is described as follows:




           (iii) Lessor, as a condition to entering into the Lease, requires that the undersigned consent to the removal by Lessor of the Personal Property from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.


           NOW, THEREFORE, for a good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Personal Property on the Real Property, and agrees with Lessor as follows:

           1. The Personal Property shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

           2. The undersigned has not and will not claim any interest in the Personal Property.

           3. The undersigned will permit Lessor to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Lease, or otherwise including, without limitation, the right to remove the Personal Property from the Real Property; provided, however, that if Lessor, in removing the Personal Property damages any improvements of the undersigned on the Real Property, Lessor will at its expense, cause same to be repaired.

           4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned.

           IN WITNESS WHEREOF, the undersigned has executed this instrument on _________________ ________, 19__.


________________________________

By:_____________________________       By:_____________________________

The foregoing Agreement and Consent must be acknowledged before a Notary
Public and returned to
BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION

                                                                        ANNEX 1
                                                                             TO
                                                                        EXHIBIT


That certain real property in the County of _________, State of ______________, legally described as:

                                                                       EXHIBIT _
                                                                              TO
                                                      LEASE INTENDED AS SECURITY


                                  BILL OF SALE

           For valuable consideration FARAH U.S.A., INC., ("Seller") sells to BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("Buyer"), the property listed on Annex A (the "Property").

           Seller covenants and warrants that:

           (1) it is the owner of, and has absolute title to, the Property which is free and clear of all claims, liens and encumbrances;

           (2) it has the present right, power, and authority to sell the Property to Buyer; and

           (3) this Bill of Sale is a legal, valid and binding obligation of Seller.

           Seller shall forever warrant and defend the sale of the Property to Buyer, its successors and assigns, against any person claiming an interest in the Property.

           This Bill of Sale is binding on the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.


     Executed on __________________________, 19___, at ____________________

                                FARAH U.S.A., INC.



                                By _____________________________________________

                                Title __________________________________________

                                By _____________________________________________

                                Title __________________________________________

                                                                         ANNEX A
                                                                            TO
                                                                    BILL OF SALE


Description of Units                    Location                    Purchase Price
- --------------------                    --------                    --------------

                                                                     EXHIBIT D-1
                                                                              TO
                                                      LEASE INTENDED AS SECURITY

                          OPINION OF LESSEE'S COUNSEL



Bank of America National Trust & Savings Association
Four Embarcadero Center, Suite 1200
San Francisco, California 94111

Attention:  Contract Administration

    Re:    Lease Intended as Security dated as of ________________
           Bank of America National Trust & Savings Association as Lessor, and Farah USA, Inc. as Lessee

Ladies and Gentlemen:

    The undersigned [is] [are] counsel for Farah USA, Inc. ("Lessee"), a ___________ corporation, having its principal place of business in ___________, and in such capacity [has] [have] examined counterparts of the documents executed by Lessee in connection with leasing of certain personal property pursuant to the Lease Intended as Security (the "Lease") dated as of ________ __ 19,__, between Lessee and Bank of America National Trust & Savings Association ("Lessor"), the Maquila Assembly Agreement (the "Maquila Agreement") between Lessee, Corporacion Farah Costa Rica, S.A. ("Corporacion") and the Commodatum Agreements among Lessee, Lessor, Touche Industrial S.A. DE C.V. and Dimmit Industries S.A. DE D.V. (collectively, the "Commodatum Agreements"). We have examined the Lease, the Maquila Agreement, the Commodatum Agreements, the certificates of officers and representatives of Lessee and such other documents and papers as [I] [we] have deemed necessary for the expression of the opinions contained herein. In such examinations [I) [we] have assumed the authenticity of all documents submitted to [me] [us] as originals, conformity to the original documents of all documents submitted to [me] [us] as certified or photostatic copies and the authenticity of the originals of such latter documents.

    Based on [my] [our] examination[s] mentioned above and relying upon statements of fact contained in the documents [I] [we] have examined, [I am] [we are] of the opinion that:

    (1)    Lessee is a corporation duly organized and existing under the laws
of   ______________, is qualified to do business in every state in which the quantity or nature of its business or property make such qualification necessary, is in good standing in each such state and has full and adequate corporate powers to carry on and conduct its business as now conducted.

    (2) The Lease, the Maquila Agreement and the Commodatum Agreements have been duly authorized, executed and delivered by Lessee and are legal, valid and binding agreements of Lessee.

    (3) Lessee has full right, power and authority to execute and deliver the Lease, the Maquila Agreement, and the Commodatum Agreements and perform its obligations thereunder; and the execution and delivery of the Lease, the Maquila Agreement and the Commodatum Agreements by Lessee does not, and performance by Lessee thereof will not, contravene any charter or by-law provision of Lessee or of any indenture, covenant, instrument or agreement of to which Lessee is a party or by which Lessee or any of its properties is bound or affected.

    (4) No approval, consent, exemption, authorization or other action by, or notice to or filing with, any government authority is necessary in connection with the execution, delivery, performance by Lessee or enforcement by Lessor of the Lease, the Maquila Agreement, or the Commodatum Agreements, or if necessary the same has been obtained as described in Annex A.

    (5) There is no law, rule or regulation that would be contravened by the execution, delivery, performance by Lessee or enforcement by Lessor of the Lease, the Maquila Agreement or the Commodatum Agreements, nor to [my] [our] knowledge are there, as of the date hereof, any actions, suits, or proceedings (whether or not purportedly on behalf of Lessee) pending, or to [my] [our] knowledge, threatened against or affecting Lessee, at law or in equity or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which involve the possibility of any judgment, or liability, which items are not fully covered by insurance, or which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Lessee, and [I] [we] have no knowledge of any default on Lessee's part with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that may result in such material adverse change.

    (6) The Lease is enforceable against Lessee in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally now or hereafter in effect and to the application of equitable principles if equitable remedies are sought.

           Very truly yours,



           _________________________________

                                                                     EXHIBIT D-3
                                                                              TO
                                                      LEASE INTENDED AS SECURITY

                    OPINION OF RADCO SPORTWEAR, INC. COUNSEL



Bank of America National Trust & Savings Association
Four Embarcadero Center, Suite 1200
San Francisco, California 94111

Attention:  Contract Administration

    Re:    Lease Intended as Security dated as of ________________
           Bank of America National Trust & Savings Association as Lessor, and Farah USA, Inc. as Lessee


Ladies and Gentlemen:

    The undersigned [is] [are] counsel for Radco Sportwear, Inc. ("Radco"), a Texas corporation, which has acted as export agent on behalf of Farah USA, Inc. ("Lessee"), a ___________ corporation, having its principal place of business in ___________, and in such capacity [has] [have] examined counterparts of the documents executed by Lessee in connection with leasing of certain personal property pursuant to the Lease Intended as Security (the "Lease") dated as of ________ __ 19,__, between Lessee and Bank of America National Trust & Savings Association ("Lessor") which will be exported for use under the Assembly (Maquila) and Technical Assistance Agreements entered into between Radco and Touche Industrial S.A. DE C.V., a Mexican corporation and Dimmit Industries, S.A. DE C.V., a Mexican corporation, (collectively the "Maquila Agreements"). We have examined the Lease, the Maquila Agreements, the certificates of officers and representatives of Radco and such other documents and papers as [I] [we] have deemed necessary for the expression of the opinions contained herein. In such examinations [I) [we] have assumed the authenticity of all documents submitted to [me] [us] as originals, conformity to the original documents of all documents submitted to [me] [us] as certified or photostatic copies and the authenticity of the originals of such latter documents.

    Based on [my] [our] examination[s] mentioned above and relying upon statements of fact contained in the documents [I] [we] have examined, [I am] [we are] of the opinion that:

    (1) Radco is a corporation duly organized and existing under the laws of Texas, is qualified to do business in every state in which the quantity or nature of its business or property make such qualification necessary, is in good standing in each such state and has full and adequate corporate powers to carry on and conduct its business as now conducted.

    (2) The Maquila Agreements have been duly authorized, executed and delivered by Radco and are legal, valid and binding agreements of Radco.

    (3) Radco has full right, power and authority to execute and deliver the Maquila Agreements and perform its obligations thereunder; and the execution and delivery of the Maquila Agreements by Radco does not, and performance by Radco thereof will not, contravene any charter or by-law provision of Radco or of any indenture, covenant, instrument or agreement of to which Radco is a party or by which Radco or any of its properties is bound or affected.

    (4) No approval, consent, exemption, authorization or other action by, or notice to or filing with, any government authority is necessary in connection with the execution, delivery, performance by Radco.

    (5) There is no law, rule or regulation that would be contravened by the execution, delivery, performance by Radco, nor are there, as of the date hereof, any actions, suits, or proceedings (whether or not purportedly on behalf of Radco) pending, or to [my] [our] knowledge, threatened against or affecting Radco, at law or in equity or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which involve the possibility of any judgment, or liability, which items are not fully covered by insurance, or which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Radco, and [I] [we] have no knowledge of any default on Radco's part with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that may result in such material adverse change.



           Very truly yours,



           _________________________________

                                                                     EXHIBIT D-2
                                                                           TO
                                                      LEASE INTENDED AS SECURITY


                         OPINION OF GUARANTOR'S COUNSEL



Bank of America National Trust & Savings Association
Four Embarcadero Center, Suite 1200
San Francisco, California  94111

Attention:  Contract Administration

    Re:    Lease Intended as Security dated as of ________________
           Bank of America National Trust & Savings Association as Lessor and Farah USA, Inc. as Lessee


Ladies and Gentlemen:

    The undersigned [are] [is] counsel for _____________________________
("Guarantor"), a _____________ corporation, having its principal place of business in ___________, and in such capacity [has] [have] examined counterparts of the Guaranty dated ___________ __, 19__ (the "Guaranty") executed by Guarantor relating to the obligations of ____________ ("Lessee") in connection with the leasing of certain personal property pursuant to the Lease Intended as Security (the "Lease") dated as of _________________ between Lessee and BA Leasing & Capital Corporation ("Lessor"). [I] [We] have examined the Guaranty, the certificates of officers and representatives of Guarantor and such other documents and papers as [I] [we] have deemed necessary for the expression of the opinions contained herein. In such examinations we have assumed the authenticity of all documents submitted to [me] [us] as originals, conformity to the original documents of all documents submitted to [me] [us] as certified or photostatic copies and the authenticity of the originals of such latter documents.

    Based on our examinations mentioned above and relying upon statements of fact contained in the documents [I] [we] have examined, [I am] [we are] of the opinion that:


    1. Guarantor is a corporation duly organized and existing in good standing under the laws of ____________, is qualified to do business in every state in which the quantity or nature of its business or property make such qualification necessary, is in good standing in each such state and has full and adequate corporate powers to carry on and conduct its business as now conducted.

    2. The Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding agreement of Guarantor.

    3. Guarantor has full right, power and authority to execute and deliver the Guaranty and perform its obligations thereunder; and the execution and delivery of the Guaranty by Guarantor does not, and the performance by Guarantor thereof will not, contravene any charter or by-law provision of Guarantor or any indenture, covenant, instrument or agreement to which Guarantor is a party or by which Guarantor or any of its properties is bound or affected.

         4. No approval, consent, exemption or other action by, or notice to or filing with, any government authority is necessary in connection with the execution, delivery, performance by Guarantor or enforcement by Lessor of the Guaranty, or of necessary the same has been obtained as described in Annex A.

         5. There is no law, rule or regulation that would be contravened by the execution, delivery, performance by Guarantor or enforcement by Lessor of the Lease, nor [to [my] our knowledge] are there, as of the date hereof, any actions, suits, or proceedings (whether or not purportedly on behalf of Guarantor) pending, or to [my] [our] knowledge, threatened against or affecting Guarantor, at law or in equity or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which involve the possibility of any judgment, or liability, which items are not fully covered by insurance, or which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Guarantor, and [I] [we] have no knowledge of any default on Guarantor's part with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that may result in such material adverse change.

         6. The Guaranty is enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally now or hereafter in effect and to the application of equitable principles if equitable remedies are sought.


                           _________________________

                                                                       EXHIBIT _
                                                                              TO
                                                      LEASE INTENDED AS SECURITY


                                    GUARANTY

         WHEREAS, Bank of America National Trust & Savings Association ("Lessor"), as a condition precedent to entering into a Lease Intended as Security dated as of ______________________________________ (the "Lease")
between Lessor and Farah U.S.A., Inc. ("Lessee") has requested that FARAH INCORPORATED, Value Slacks, Inc. and Farah International, Inc. ("Guarantors") unconditionally guarantee the obligations of Lessee under the Lease and under any other agreement executed in connection with the Lease (the "Obligations").

         NOW, THEREFORE, Guarantors jointly and severally unconditionally guarantee promise to pay to Lessor, or order, on demand any and all of the Obligations.

         The liabilities of Guarantors are joint and several and separate and independent of the Obligations, and a separate action may be brought and prosecuted against Guarantors or any of them whether action is brought against Lessee or whether Lessee is joined in any such action; and Guarantors waive the benefit of any Statute of Limitations affecting their liability hereunder or the enforcement thereof.

         The liability under this Guaranty is exclusive of liability under any other guaranties executed by Guarantors for the benefit of Lessor or any company related to Lessor.

         Guarantors authorize Lessor, without notice or demand and without affecting their liability hereunder, from time to time, to:

                 (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof;

                 (b) accept and hold security for the payment of this Guaranty or the Obligations, and exchange, enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security;

                 (c) apply such security and direct the order and manner of sale thereof as Lessor in its discretion may determine; and

                 (d) release or substitute any one or more of the endorsers or guarantors.

         Guarantors waive any right to require Lessor to (a) proceed against Lessee, (b) proceed against or exhaust any security held from Lessee, or (c) pursue any other remedy in Lessor's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee or any claim that Guarantors' obligations exceed or are more burdensome than those of Lessee. Until all the Obligations are performed in full, Guarantors shall have no right of subrogation, and waive any right to enforce any remedy Lessor now has or may hereafter have against Lessee, and waive any interest in the property leased and any benefit of, and any right to participate in any security now or hereafter held by Lessor. Lessor may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations and, even though the foreclosure may destroy or diminish Guarantors' rights against Lessee, Guarantors shall be liable to Lessor for any part of the Obligations remaining unpaid after the foreclosure. Guarantors waive all presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations. Guarantors expressly waive any and all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise), including without limitation, any "claim" or right of subrogation under Title 11 of the U.S. Code, against Lessee/Debtor arising from the existence or performance of this guaranty or the Lease and Guarantors irrevocably waive any right to enforce any remedy Lessor now has or may hereafter have against Lessee/Debtor, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor.

         In addition to all liens upon, and rights of setoff against the moneys, securities and other property of Guarantors given to Lessor by law, Lessor shall have a lien upon and a right of setoff against all moneys, securities and other property of Guarantors now or hereafter in the possession of or on deposit with Lessor whether held in a general or special account or deposit, or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantors. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lessor, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lessor.

         Any obligations of Lessee to Guarantors, now or hereafter existing, including but not limited to any obligations to Guarantors as subrogees of Lessor or resulting from Guarantors' performance under this Guaranty, are hereby subordinated to the Obligations and any other indebtedness of Lessee to Lessor. Such Obligations of Lessee to Guarantors, if Lessor shall so request, shall be enforced and performance received by Guarantors as trustees for Lessor and shall be paid over to Lessor on account of the Obligations and any other indebtedness of Lessee to Lessor, but without reducing or affecting the liability of Guarantors under the other provisions of this Guaranty.

         Guarantors understand and acknowledges that, by virtue of this Guaranty, they have specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Lessee. As an example and not by way of limitation, a subsequent assignment, rejection or modification of the Lease in any reorganization case concerning Lessee shall not affect the obligation of Guarantors to pay the amounts in accordance with the Lease. If any amount guaranteed hereunder is paid by Lessee and the payee is required by court order to return such payment to Lessee or any trustee, receiver, custodian, liquidator or other similar officer of either of them (and is so returned) then Guarantor shall, notwithstanding any termination or cancellation of this Guaranty, remain fully liable with respect to any such amount as if such amount had not been paid by Lessee.

         Guarantors agree to pay all REASONABLE allocated time charges, costs and expenses of the Legal Department of Bank of America National Trust and Savings Association and any other attorneys' fees, expenses or out-of-pocket costs and expenses incurred by Lessor in enforcing this Guaranty.

         Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Lessee such information concerning Lessee's financial condition or business operations as Guarantors may require, and that Lessor has no duty at any time to disclose to Guarantors any information relating to the business operations or financial condition of Lessee.

         Lessor may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign the Obligations and this Guaranty, in whole or in part. Guarantors agree Lessor may disclose to any prospective purchaser and any purchaser of all or part of the Obligations any and all information in Lessor's possession concerning Guarantors, this Guaranty and any security for this Guaranty; PROVIDED HOWEVER THAT PRIOR TO DISCLOSING ANY NON-PUBLIC INFORMATION CONCERNING GUARANTORS, LESSOR WILL REQUIRE SUCH PURCHASER TO EXECUTE A CONFIDENTIALITY STATEMENT IN THE FORM OF EXHIBIT _ TO THE LEASE.

         When a single Guarantor executes this Guaranty, all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require and when this Guaranty is executed by more than one Guarantor, the words Guarantor shall mean all and any one or more of them.

         FARAH, INCORPORATED shall, AS OF THE END OF EACH FISCAL QUARTER, BE IN COMPLIANCE WITH the following covenants (all computations and definitions being determined in accordance with generally accepted accounting principles):

         (1)     maintain a minimum current ratio of 1:5;

         (2) maintain a tangible net worth of at least $72.5 Million for fiscal year 1994, increasing by 50% of prior year's net income for each succeeding fiscal year;

         (3) not permit its total liabilities (excluding deferred gains) to exceed 2 times its tangible net worth;

         (4) not permit its capital expenditures to exceed $20 million in fiscal year 1995 and $6.5 million in any one fiscal year thereafter;

         (5) not permit its ratio of senior debt to Cash Flow (on a 4 quarter moving basis) to exceed 5:1 (Cash Flow is defined as net income plus depreciation plus amortization minus dividends); and

         (6) maintain a minimum fixed charge coverage ratio of 1:1 (the numerator consisting of net income plus depreciation plus amortization plus interest expense plus lease expense minus capital expenditures not financed and the denominator consisting of current maturities of long term debt plus interest expense plus lease expense).

         Additionally Guarantor Farah INCORPORATED will make no dividend payments to stockholders during the term of this Lease.

         Guarantors shall deliver to Lessor financial statements in such form and at such times as Lessor may require.

         DURING THE TERM OF THE LEASE, FARAH INCORPORATED WILL DELIVER TO LESSOR ITS AUDITED CONSOLIDATED FINANCIAL STATEMENTS WITHIN 120 DAYS OF ITS FISCAL YEAR END AND ITS 10Q AND QUARTERLY CONSOLIDATING FINANCIAL STATEMENTS WITHIN 60 DAYS OF THE END OF EACH OF ITS FIRST THREE FISCAL QUARTERS.

         IF LESSEE IS A CORPORATION OR A PARTNERSHIP, LESSOR SHALL HAVE NO DUTY TO INQUIRE INTO THE POWERS OF LESSEE OR THE OFFICERS, DIRECTORS, PARTNERS, OR AGENTS ACTING OR PURPORTING TO ACT ON ITS BEHALF AND ANY OBLIGATIONS MADE OR CREATED IN RELIANCE UPON THE PROFESSED EXERCISE OF SUCH POWERS SHALL BE OBLIGATIONS GUARANTEED HEREUNDER.

         ANY MARRIED PERSON WHO SIGNS THIS GUARANTY HEREBY EXPRESSLY AGREES THAT RECOURSE MAY BE HAD AGAINST SUCH PERSON'S SEPARATE PROPERTY FOR ALL OBLIGATIONS UNDER THIS GUARANTY.

         THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF CALIFORNIA, TO THE JURISDICTION OF WHICH THE PARTIES HERETO SUBMIT.

         IN WITNESS WHEREOF, the undersigned Guarantors have executed this GUARANTY this _________ day of ______________ ________________, 19_____.



                                                      FARAH INCORPORATED

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________

                                                            (ADDRESS)





                                                      Value Slacks, Inc.

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________

                                                            (ADDRESS)


                                                Farah International, Inc.

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________

                                                            (ADDRESS)